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                                                                       Exhibit 8


                                Debevoise & Plimpton
                                  875 third Avenue
                              New York, New York 10022

                             Telephone: (212) 909-6000
                             Facsimile: (212) 909-6836






                                                                    July 7, 1997



Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama  35202

PLC Capital Trust II
c/o Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama  35202


                             Protective Life Corporation
                                PLC Capital Trust II
                          Registration Statement on Form S-3
                          ----------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to Protective Life Corporation, a Delaware corporation ("Protective Life"), and PLC Capital Trust II, PLC Capital TrustIII and PLC Capital TrustIV, each a statutory business trust organized under the laws of Delaware (each a "PLC Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 under the 1933 Act, as amended (the "Registration Statement"), relating to the public offering of up to $200,000,000 in the aggregate of (i) debt securities of Protective Life ("Debt Securities"),
(ii) preferred stock of Protective Life, (iii) common stock of Protective Life,
(iv) stock purchase contracts of Protective Life ("Stock Purchase Contracts"),
(v) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities or Preferred Securities or debt obligations of third parties, and/or (vi) preferred securities representing preferred undivided beneficial interests in the assets of the respective PLC Capital Trusts ("Preferred Securities"). The proceeds of the offering of Preferred Securities by a PLC Capital Trust (together with the proceeds from the issuance of common interests in such PLC Capital Trust) may be loaned by such PLC Capital Trust to Protective Life and such loan may be


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Protective Life Corporation
PLC Capital Trust II                       2                        July 7, 1997

evidenced by subordinated debt securities of Protective Life, to be issued pursuant to supplemental indentures to the Subordinated Indenture entered into between Protective Life and AmSouth Bank as trustee. In addition, certain payment obligations of PLC Capital with respect to the Preferred Securities will be guaranteed by a subordinated guarantee of Protective Life.

         In so acting, we have reviewed the Certificate of Trust of PLC CapitalII and the Declaration of Trust of PLC CapitalII, each dated as of July 1, 1997.

         In connection with the issuance pursuant to the Registration Statement of the Preferred Securities of PLC Capital TrustII, you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the representations and warranties as to factual matters made in or pursuant to the documents referred to above and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. We have also assumed the due execution and delivery of the Amended and Restated Declaration of Trust of PLC Capital Trust II in the form of Exhibit 4(g)(g) to the Registration Statement (the "Amended Declaration of Trust"), that the Amended Declaration of Trust is valid and enforceable in accordance with its terms and that PLC Capital TrustII will at all times comply with the Delaware Business Trust Act (38 Del. C. Section 3801 et seq.) and the terms of the Amended Declaration of Trust.

         Subject to the foregoing and the qualifications and limitations set forth herein, (i) it is our opinion that PLC Capital Trust II will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes and (ii) the statements set forth in the Prospectus Supplement relating to the issuance of the Preferred Securities of PLC Capital Trust II under the caption "Certain Federal Income Tax Considerations", to the extent that such statements relate to matters of law or legal conclusion, constitute the opinion of Debevoise & Plimpton.

         This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

         This opinion is addressed solely to you and no other person may rely on it, provided that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


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Protective Life Corporation
PLC Capital Trust II                    3                           July 7, 1997



                                       Very truly yours,

                                       /s/ Debevoise & Plimpton